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                                                                   EXHIBIT 10.10


                       CORN PRODUCTS INTERNATIONAL, INC.
                            DEFERRED STOCK UNIT PLAN



SECTION 1.              PURPOSE

The purpose of this Corn Products International, Inc. Deferred Stock Unit Plan is to provide certain senior management employees of the Company and its subsidiaries with the opportunity to defer, in the form of Stock Units, all or part of the bonuses awarded to them and to preserve the opportunity to defer bonuses which certain senior management employees of the Company and its subsidiaries had deferred under the Predecessor Plan.


SECTION 2.              DEFINITIONS

"ACCOUNT" means a Participant's deferral balance maintained on the books of the Company pursuant to Section 3(a).

"BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of Corn Products International, Inc.

"BONUS" means an amount awarded to a Participant under the Corn Products International, Inc. Bonus Plan, or any other bonus plan or program which was approved by the Board of Directors of the Company, but not including any amounts awarded or paid under the Corn Products International, Inc. 1998 Stock Incentive Plan or any successor plan thereto.

"COMMITTEE" means the Compensation and Nominating Committee of the Board, or any other compensation committee designated by the Board.

"COMMON STOCK" means common stock of the Company.

"COMPANY" means Corn Products International, Inc.

"CPC" means CPC International Inc.

"CPC STOCK" means common stock of CPC.

"DETERMINATION DATE" means the date as of which all or a portion of a Participant's Account is to be valued for purposes of making a distribution to a Participant or beneficiary.





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"FAIR MARKET VALUE" means the average of the high and low prices of Common
Stock on the New York Stock Exchange on the date of the determination thereof, as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions.

"PARTICIPANT" means a participant in the Plan who has satisfied the eligibility requirements of and is participating in the Plan under Section 3(a) of the Plan.

"PLAN" means this Corn Products International, Inc. Deferred Stock Unit Plan.

"PREDECESSOR PLAN" means the CPC International Inc. Deferred Stock Unit Plan.

"STOCK UNIT" means a unit corresponding to one share of the Common Stock in which a Participant's Account is deemed invested pursuant to Section 3(a).

"TERMINATION DATE" means a Participant's Retirement Date as defined in the Corn Products International, Inc. Cash Balance Plan for Salaried Employees (or a successor plan thereto or a similar pension plan of a subsidiary or affiliate or any such similar plan applicable to the Participant), or the date on which a Participant's employment with the Company and its subsidiaries and affiliates terminates other than by retirement.


SECTION 3.              PARTICIPATION AND BENEFITS

         (a) The key employees eligible to participate in the Plan shall be designated by the Company's Vice President of Human Resources and approved for participation in the Plan by the Committee. Notwithstanding the forgoing, any employee of the Company or any of its subsidiaries who was authorized to participate in the Predecessor Plan and whose account was transferred to this Plan effective as of the close of business on December 31, 1997 shall be eligible to participate in the Plan. Amounts deferred under this Plan on behalf of a Participant shall be credited to an Account established for each Participant which shall be deemed to be invested in Common Stock in the form of Stock Units. The number of Stock Units which shall be credited to a Participant's account in respect of amounts deferred shall be equal to the amount of the bonus which is deferred, divided by the Fair Market Value of a share of Common Stock as of the end of each calendar quarter or as of such other date on which such bonus would have been paid to such Participant but for such deferral.

         As of the date on which dividends are paid on the shares of Common Stock, the Company shall credit to each Account established on its books pursuant to this section additional Stock Units, the number of which shall be determined by multiplying the amount of such dividends per share of Common Stock by the number of Stock Units then credited to such Account, and dividing the product thereof by the Fair Market Value of a share of Common Stock on the applicable dividend payment date. A Participant's





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Account shall consist of the total number of Stock Units maintained in the
Company's records pursuant to this Section 3(a).

         (b) Participants' accounts which are transferred to the Plan from the Predecessor Plan effective December 31, 1997 shall be converted into Stock Units in substitution for the stock units held under the Predecessor Plan using the following formula: The amount of the substituted Stock Units under this Plan shall be determined by multiplying the number of stock units under the Predecessor Plan by a fraction, the numerator which is the Pre-Distribution Date CPC Market Price and the denominator of which is the Post-Distribution Date Corn Market Price. As used herein, the Pre-Distribution CPC Market Price shall mean the average of the high and low prices of CPC Stock on the New York Stock Exchange for each of the ten trading days prior to the first day on which there is trading in CPC Stock on a post-Distribution basis, and the Post-Distribution Date Corn Market Price shall mean the average of the high and low prices of Common Stock on the New York Stock Exchange for each of the ten trading days beginning on the first day on which there is trading in Common Stock, including on a "when issued basis".


SECTION 4.                DISTRIBUTIONS

         (a) The value of a Participant's Account shall be calculated by multiplying the total number of Stock Units held in such account by the Fair Market Value as of the applicable Determination Date. A Participant's Account shall be paid in cash in accordance with the distribution method specified pursuant to subsection (b) as soon as practicable after the applicable Determination Date, subject to all applicable tax withholding requirements.

         (b) A Participant shall elect in writing, no later than the Termination Date, and pursuant to procedures specified by the Committee, to receive the value of the Account in one cash lump sum or pursuant to any other distribution method as such Participant shall specify; provided, however, that
(i) no distribution may occur earlier than the first anniversary of the Participant's Termination Date; (ii) distribution must commence no later than the fifth anniversary of the Participant's Termination Date; and (iii) full distribution of the Participant's Account must be completed no later than the tenth anniversary of such Termination Date. The election shall be irrevocable as of the Participant's Termination Date. If a Participant dies in active service as an employee of the Company, the named beneficiary under the Plan shall make such irrevocable election as soon as practicable after the Participant's death. If no election is made, the Participant's Account will be paid in one cash lump sum as soon as practicable following the Determination Date which is one year after the Participant's Termination Date. Until the distribution of the full value of a Participant's Account, the undistributed portion of such Account shall continue to be treated as invested pursuant to section 3(a) until the





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applicable Determination Date relating to the distribution method specified by the Participant or beneficiary.

         (c) A Participant shall name a beneficiary hereunder to receive the value of the Account in the event the Participant dies prior to being paid the full value of such Account. If a Participant fails to make a designation, the beneficiary shall be the Participant's estate.


SECTION 5.                GENERAL PROVISIONS

         (a) The Plan shall be administered by the Committee. The Committee may appoint subcommittees or individuals (who may be Company employees) to assist it in carrying out administrative duties and responsibilities. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Plan, to decide questions of fact under the Plan, and to interpret and apply the terms and provisions of the Plan in all respects.

         (b) Participation in the Plan shall not be deemed to be a contract of employment between the Company and any Participant or to give any Participant the right to be retained in employment.

         (c) The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that no amendment, suspension or termination may impair existing rights in respect of Participants' Accounts.

         (d) Participants and beneficiaries may not alienate or transfer their Accounts in any matter whatsoever (other than transfers upon a Participant's death pursuant to Section 4(c)), and any attempt to do so shall be null and void.

         (e) The Plan is unfunded, but the Committee may in its discretion direct the Company to establish a trust with an independent trustee to which the Company may transfer assets to assist the Company in paying Accounts under the Plan. The trust instrument shall contain such provisions as the Company may deem necessary or appropriate to carry out the purposes of the Plan and the trust; provided, however, that any such trust shall provide that its assets shall be subject to the claims of the Company's general creditors in the event of the Company's insolvency. The establishment of such trust shall not be construed as limiting the Company's obligation to pay the benefits provided for in the Plan to the extent not fully paid from such trust. Notwithstanding the establishment of such trust, the rights of a Participant or beneficiary under the Plan shall not be superior to those of an unsecured creditor of the Company.





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         (f)     Claims for benefits under the Plan shall be governed by the claims procedures set forth in the Corn Products International, Inc. Executive Life Insurance Plan, which are incorporated herein by reference, except that the term "Committee" as defined in this Plan shall be substituted for the terms "Committee" or "Pension Committee" in that plan.

         (g) In the event of any change in the outstanding shares of common stock of the Company, the provisions of Section 5.7 of the Corn Products International, Inc. 1998 Stock Incentive Plan shall be applicable under this Plan.

         (h) The Committee is authorized to impose any restrictions consistent with Securities and Exchange Commission ("SEC") Rule 16b-3, and other SEC rules, which may apply to participation in the Plan by Participants who are persons subject to Section 16 of the Securities Exchange Act of 1934.

         (i) The Plan shall be construed, regulated and administered under the laws of the state of Illinois.





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